DEFERRED VARIABLE ANNUITY APPLICATION

ING USA Annuity and Life Insurance Company
(the "Company")
A member of the ING family of companies
PO Box 9271, Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899
Phone: (800) 366-0066 Fax: (515) 698-2035

Your future. Made easier.℠

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

1. PRODUCT SELECTION

Product Applied For **ING Architect**

If this application is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit. ______

Client Account Number *(Broker-dealer use only.)* ______

2. OWNER/JOINT OWNER *(Non-natural owners: please provide supporting documentation.)*

Please provide owner name, SSN/TIN, birth date/trust date, gender, street address, mailing address, country of citizenship/ incorporation, phone number and e-mail address.

Please provide joint owner name, SSN, birth date, gender, street address, mailing address, country of citizenship, phone number, relationship to owner and e-mail address.

3. ANNUITANT(S) *(Complete if the annuitant is not the owner. Oldest annuitant listed below will be the first annuitant on the contract.)*

Please provide annuitant name, SSN, birth date, gender, street address, country of citizenship, and relationship to owner.

Contingent Annuitant (Optional): Please provide contingent annuitant name, SSN, birth date, gender, and street address.

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal
100%. If no percentages are listed, beneficiaries' shares will be distributed equally.

Name	Birth Date/ Trust Date	SSN/TIN	Relationship to Owner	%	Beneficiary Type
					Primary
					☐ Primary ☐ Contingent
					☐ Primary ☐ Contingent

5. INITIAL INVESTMENT AND PLAN TYPE *(Make all checks payable to ING USA Annuity and Life Insurance Company. Complete either the nonqualified or the qualified section, not both.)*

Initial Investment: $ ____________________

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase *(Money with application)*
☐ 1035 Exchange ☐ Transfer from money market/CD/mutual fund

QUALIFIED - SOURCE OF FUNDS: ☐ Transfer ☐ Rollover ☐ New contribution for tax year __

Type of Qualified Plan Applied For:

Individually Owned
☐ Traditional IRA
☐ Roth IRA
☐ SEP-IRA

Employer Plan[1]
☐ 401(k)
☐ 401(a)
☐ Keogh/HR-10
☐ Other ____________________

[1]*If you select an employer plan, you must submit the Employer Sponsored Qualified Retirement Plan Disclosure with this application.*

6. OPTIONAL BENEFITS

Enhanced Death Benefit Rider[1] *(Only one option may be listed. If you do not list one, the option will default to Standard. Standard is the only death benefit option available to joint owners.)*

Optional Living Benefit Rider[2,3,4] *(List only one option.)*

Please see your prospectus for specific ownership and beneficiary requirements for election of the Joint LifePay Plus benefit option.

[1]*If LifePay Plus or Joint LifePay Plus is elected, owners ages 0-79 are available as permitted by product. Please consider the additional cost of these options as well
as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.*

[2]*Funds must be allocated per the living benefit requirements detailed in Section 7. Read your prospectus carefully regarding details about living benefit options. Applications that do not comply with these requirements will not be accepted, and the contract will not be issued until correct investment instructions are received.*

[3]*In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the LifePay Plus/Joint LifePay Plus Fixed Allocation Funds,
even if you have not previously been invested in them. You are providing us with direction and authorization to process these transactions, including reallocations into the LifePay Plus/Joint LifePay Plus Fixed Allocation Funds.*

[4]***New Jersey & Oregon contracts only:*** *Election of the LifePay Plus living benefit option is not recommended for contracts with joint owners. The Joint LifePay
Plus living benefit option is not available with nonqualified plans.*

7. OPTIONAL PROGRAMS AND ALLOCATION SELECTION

AUTOMATIC REBALANCING ***(To enroll in this program, select the box below with the appropriate frequency.)***

I authorize automatic rebalancing of my portfolio: ☐ Quarterly ☐ Semi-Annually ☐ Annually

Automatic rebalancing does not apply to the fixed investments and cannot be elected if you participate in dollar

ALLOCATIONS ***(Enter allocations in whole percentages. Allocations must total 100%.)***

The available share class is subject to distribution and/or service (12b-1) fees.

IF YOU DO NOT ELECT THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MAY ALLOCATE WITHOUT RESTRICTION.

IF YOU ELECT THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS LIVING BENEFIT RIDER, YOU MUST MEET ON OF THE FOLLOWING ALLOCATION REQUIREMENTS:

Option 1: You may allocate entirely among Category A (Accepted Funds) without restriction.
Option 2: You may elect not to allocate any account value to Category A (Accepted Funds) and allocate entirely among Category B (LifePay Plus/Joint LifePay Plus Fixed Allocation Funds) and Category C (Other Funds). However, at least 3 of the account value must be invested in Category B.
Option 3: You may allocate among a combination of Category A (Accepted Funds), Category B (LifePay Plus/Jo LifePay Plus Fixed Allocation Funds), and Category C (Other Funds). However, at least 30% of the acco value not invested in Category A must be invested in Category B.

Category A ***(Accepted Funds)***

BlackRock Global Allocation V.I.
ING American Funds Asset Allocation ING American Funds World Allocation ING LifeStyle Conservative
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Portfolio
ING LifeStyle Moderate Growth Portfolio
ING Liquid Assets[1]
ING MFS Total Return
ING Oppenheimer Active Allocation
ING Russell Global Large Cap Index
75% ING T. Rowe Price Capital Appreciation ING Van Kampen Equity & Income
ING Van Kampen Global Tactical Asset Allocation
6-Month DCA[1,2]
12-Month DCA[1,2]
____ Year Fixed[1,2]
____ Year Fixed[1,2]

Category B ***(LifePay Plus/Joint LifePay Plus Fixed Allocation Funds)***

ING American Funds Bond
ING BlackRock Inflation Protected Bond
ING Intermediate Bond
ING JPMorgan Emerging Markets Equity
ING JPMorgan Mid Cap Value

Category C ***(Other Funds)***

ING American Funds Growth
ING American Funds Growth-Income
ING American Funds International
ING Artio Foreign
ING Baron Small Cap Growth
ING BlackRock Large Cap Growth
ING BlackRock Science and Technology Opportunities
ING Clarion Global Real Estate
ING Clarion Real Estate
ING Davis New York Venture
ING Evergreen Health Sciences ING Evergreen Omega
ING FMR(SM) Diversified Mid Cap
ING Focus 5
ING Franklin Income
ING Franklin Mutual Shares
ING Franklin Templeton Founding Strategy
ING Global Equity Option
ING Global Resources
ING Growth and Income
ING Hang Seng Index
ING International Index

ING PIMCO Total Return Bond
ING U.S. Bond Index

ING JPMorgan Small Cap Core Equity
ING LifeStyle Aggressive Growth
ING MFS Utilities
ING Marsico Growth
ING MidCap Opportunities
ING Multi-Manager International Small Cap Equity
ING Pioneer Fund
ING Pioneer Mid Cap Value
ING Russell Large Cap Growth Index
ING Russell Large Cap Index
ING Russell Large Cap

Value Index ING Russell Mid Cap
Growth Index ING Russell Mid
Cap Index
ING Russell Small Cap Index
ING Small Company
ING T. Rowe Price Equity
Income ING T. Rowe Price
Growth Equity ING Templeton
Foreign Equity
ING Templeton Global Growth
ING Van Kampen Comstock
ING Van Kampen Global Franchise
ING Van Kampen Growth and Income
ING Wells Fargo Small Cap Disciplined
ING WisdomTree(SM) Global High Yielding Equity Index

[1] Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
[2] Not available in California, Illinois, Oregon and Washington. The available share class is not subject to distribution and/or service (12b-1) fees.

☐ Initial Investment ☐ Dollar Cost Averaging (DCA)

To elect an optional DCA transfer program, allocate money to either 6-Month DCA, 12-Month DCA, or ING Liquid Assets, and indicate the funds to which the DCA will go. **Enter allocations in whole percentages. Allocations must total 100%.**

☐ 6-Month DCA
☐ 12-Month DCA

ING Liquid Assets
☐ $________ per month until the account is depleted
☐ $________ per month for _______months

SELECTED ALLOCATIONS

REALLOCATION AUTHORIZATION

By checking the box below and signing this form, you authorize the Company to act upon reallocation instructions, given by electronic means, voice command, or otherwise from a nonregistered individual named below upon furnishing their Social Security number or alternative identification number.

Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with instructions received by electronic means or voice command from such person if the Company acts, in good faith in reliance upon this authorization
in connection with instructions received. The Company will continue to act upon this authorization until you notify the Company by phone or in writing. The Company may discontinue or limit this privilege at any time.

☐ I authorize the Company to act upon reallocation instructions given by a nonregistered individual named below.

To provide a nonregistered individual with reallocation authorization, please complete the following. If the individual's Social Security number is not provided, the individual will not be authorized.

Name ______________________________ SSN/TIN ______________

Name ______________________________ SSN/TIN ______________

8. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES

To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license
or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service
Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899.

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, Virginia, Washington, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact,
is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of
the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract,
may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other
costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or
liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and
civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading
facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of
Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding
the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits,
if false information materially related to a claim was provided by the applicant.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact
material thereto commits a fraudulent insurance act, which is a crime.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and
confinement in prison.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and
civil penalties.

9. ACKNOWLEDGEMENTS AND SIGNATURES *(Please read carefully.)*

CALIFORNIA SPECIFIC DIRECTION AUTHORIZATION DURING THE FREE-LOOK PERIOD

For owners and annuitants age 60 and over who reside in California.

Under California law, there is a 30-day free-look period of your contract. The amount that will be returned to you if you cancel your contract during this 30-day period will depend on the election below which designates where your payments will be allocated during the free-look period. Please check one of the following boxes. **If you do not check one of these boxes, we will allocate your payment to the ING Liquid Assets portfolio.**

☐ Invest immediately in the variable investment options elected in Section 7. If my contract is cancelled within 30 days, the contract value, which may be less than the premiums paid for the contract, will be returned to me.

☐ Authorize the Company to allocate my payment to the ING Liquid Assets portfolio for a period of 35 calendar days. On the 35th day (or next business day) transfer my contract value to the investment selection(s) elected in Section 7. If I cancel my contract within the 30-day free-look period, any payments will be returned.

SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.

I understand that the contract value and variable annuity payments may increase or decrease depending on the results of the variable investment choices, and that no minimum contract value or variable annuity payment is guaranteed. I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should not purchase a qualified contract unless I want these benefits, taking into account their cost.

TAXPAYER CERTIFICATION

Under penalties of perjury, I the undersigned certifies that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2. I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature ______________________________

Signed at *(City, State)* ______________________________ Date ____________

Joint Owner Signature *(if applicable)* ______________________________

Signed at *(City, State)* ______________________________ Date ____________

10. PRODUCER INFORMATION

☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts? . . . . ☐ Yes ☐ No

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? . . ☐ Yes ☐ No

If either of the questions above is answered "Yes," the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.

If your state has adopted the NAIC Model Replacement Regulation or other state-specific replacement regulations, did you remember to do the following?

- Provide required replacement notice to the applicant and offer to read it aloud.
- Complete required, state-specific paperwork.

NOTE: *If any questions in this section or in the Replacement section are answered "Yes," the applicant must complete any state-required replacement forms, as applicable, and submit them with this application.*

Compensation Alternative *(List one below. Please verify with your broker-dealer that the option you select is available.)*

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.

By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; and 5) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN "GOOD ORDER."

Primary Producer: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________

Broker-Dealer Branch ______________________

Producer #2: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________

Broker-Dealer Branch ______________________

Producer #3: Split ______%

Print Name ______________________ Signature ______________________

SSN ______________________

Producer Phone ______________________ Broker Code ______________________